Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements present financial information after giving effect to the acquisition of Clinton County Bio Energy, L.L.C. (“CCBE”) by Nova BioFuels Clinton County, LLC, a wholly-owned subsidiary of Nova Biosource Fuels, Inc. (“Nova”).  Nova has acquired substantially all of the assets and assumed the liabilities of CCBE.  This transaction closed September 28, 2007, and was effective September 1, 2007.

The pro forma financial statements give effect to this transaction under the purchase method of accounting.  The pro forma combined statements of operations include historical information of Nova for the period from inception (December 1, 2005) through October 31, 2006 and for the nine months ended July 31, 2007, historical information of CCBE for the year ended September 30, 2006 and the nine months ended June 30, 2007, and adjustments which give effect to the transaction as if it had occurred on the date of inception (December 1, 2005).  The pro forma combined balance sheet includes adjustments which give effect to the transaction as if it had occurred on July 31, 2007.  The notes to the pro forma combined financial statements describe the pro forma adjustments.

The pro forma combined financial statements do not attempt to show how Nova would actually have performed or its financial position had the transaction occurred at the dates indicated.  Also, they do not attempt to predict or suggest future operating results or financial position.

These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with the audited financial statements of Nova and CCBE and with “Management’s Discussion and Analysis or Plan of Operation” and the unaudited financial statements filed by Nova with the SEC in its Quarterly Report on Form 10-QSB for the period ended July 31, 2007.

NOVA BIOSOURCE FUELS, INC.

and

CLINTON COUNTY BIO ENERGY, L.L.C.

Pro Forma Combined Statement of Operations

Period from inception (December 1, 2005) through October 31, 2006

(Unaudited)

	Nova Biosource	Clinton County			Pro Forma
	Fuels, Inc.	Bio Energy, L.L.C.			Combined
	Inception through	Year ended		Pro Forma	Statement of
	October 31, 2006	September 30, 2006		Adjustments	Operations
Revenues:
Biodiesel sales	$—	$381,000		$—	$381,000
Contracting revenues	16,086,000	—		—	16,086,000
Services revenues	125,000	—		—	125,000
Total revenues	16,211,000	381,000		—	16,592,000

Costs and expenses:
Cost of biodiesel sales	—	504,000	(a)	(46,000)	458,000
Contracting expenses	21,912,000	—		—	21,912,000
Selling, general and administrative	21,712,000	207,000		—	21,919,000
Total costs and expenses	43,624,000	711,000		(46,000)	44,289,000

Loss from operations	(27,413,000)	(330,000)		46,000	(27,697,000)

Other income(expense):
Interest and other income	326,000	—		—	326,000
Interest expense	(1,426,000)	(4,000	) (b)	(686,000)	(2,116,000)
Minority interest in earnings of subsidiary	(2,000)	—		—	(2,000)

Net loss	$(28,515,000)	$(334,000)		$(640,000)	$(29,489,000)

Basic and diluted net loss per share	$(0.38)				$(0.39)

Weighted average number of shares outstanding	75,735,751				75,735,751

NOVA BIOSOURCE FUELS, INC.

and

CLINTON COUNTY BIO ENERGY, L.L.C.

Pro Forma Combined Statement of Operations

Nine months ended July 31, 2007

(Unaudited)

	Nova Biosource	Clinton County			Pro Forma
	Fuels, Inc.	Bio Energy, L.L.C.			Combined
	Nine months ended	Nine months ended		Pro Forma	Statement of
	July 31, 2007	June 30, 2007		Adjustments	Operations
Revenues:
Biodiesel sales	$—	$12,359,000		$—	$12,359,000
Contracting revenues	21,759,000	—		—	21,759,000
Services revenues	—	—		—	—
Total revenues	21,759,000	12,359,000		—	34,118,000

Costs and expenses:
Cost of biodiesel sales	—	14,818,000	(a)	(208,000)	14,610,000
Contracting expenses	27,075,000	—		—	27,075,000
Selling, general and administrative	11,446,000	84,000		—	11,530,000
Total costs and expenses	38,521,000	14,902,000		(208,000)	53,215,000

Loss from operations	(16,762,000)	(2,543,000)		208,000	(19,097,000)

Other income(expense):
Interest and other income	1,476,000	2,000		—	1,478,000
Interest expense	(17,000)	(156,000	) (b)	(643,000)	(816,000)
Minority interest in earnings of subsidiary	(6,000)	—		—	(6,000)

Net loss	$(15,309,000)	$(2,697,000)		$(435,000)	$(18,441,000)

Basic and diluted net loss per share	$(0.15)				$(0.17)

Weighted average number of shares outstanding	105,377,430				105,377,430

NOVA BIOSOURCE FUELS, INC.

and

CLINTON COUNTY BIO ENERGY, L.L.C.

Pro Forma Combined Balance Sheet

July 31, 2007

(Unaudited)

	Nova Biosource	Clinton County			Pro Forma
	Fuels, Inc.	Bio Energy, L.L.C.		Pro Forma	Combined
	July 31, 2007	June 30, 2007		Adjustments	Balance Sheet
ASSETS
Cash and cash equivalents	$16,904,000	$—		$—	$16,904,000
Accounts receivable	33,000	724,000		—	757,000
Inventories	—	502,000		—	502,000
Costs and estimated earnings in excess of billings on uncompleted contracts	6,573,000	—		—	6,573,000
Other current assets	590,000	20,000	(e)	(11,000)	599,000
Total current assets	24,100,000	1,246,000		(11,000)	25,335,000

Fixed assets	41,020,000	6,897,000	(f)	3,188,000	51,105,000
Accumulated depreciation	(211,000)	(841,000	) (f)	841,000	(211,000)
Net fixed assets	40,809,000	6,056,000		4,029,000	50,894,000

Intangible assets, net	6,026,000	—		—	6,026,000

Total assets	$70,935,000	$7,302,000		$4,018,000	$82,255,000

LIABILITIES AND EQUITY
Accounts payable	$4,744,000	$365,000		$—	$5,109,000
Accrued expenses	9,098,000	28,000	(d)	150,000	9,276,000
Total current liabilities, excluding current debt	13,842,000	393,000		150,000	14,385,000

Long-term debt, including current portion	2,520,000	3,318,000	(c)	7,459,000	13,297,000

Total liabilities	16,362,000	3,711,000		7,609,000	27,682,000

Minority interest	4,008,000	—		—	4,008,000

Members’ equity	—	3,591,000	(e)(g)	(3,591,000)	—

Stockholders’ equity	50,565,000	—		—	50,565,000

Total Liabilities and Equity	$70,935,000	$7,302,000		$4,018,000	$82,255,000

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro forma adjustments on the combined statements of operations are as follows:

(a)          Represents change of depreciation expense after the fair value adjustment to fixed assets and conforming estimated useful lives.

(b)         Represents an increase of interest expense when considering issuance of convertible notes to fund the acquisition at the beginning of the period and replacement of certain existing debt from the date it became outstanding.

Pro forma adjustments on the combined balance sheet are as follows:

(c)          Represents convertible notes issued to fund cash paid for the acquisition.

(d)         Represents the direct costs of the acquisition.

(e)          Represents assets not acquired.

(f)            Represents fair value adjustment to fixed assets.

(g)         Represents elimination of historical balance of members’ capital.